As filed with the Securities and Exchange Commission on September __, 2013

Registration No.: 333-______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-2640971
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22900 Shaw Road, Suite 111, Sterling, VA	20166
(Address of Principal Executive Offices)	(Zip Code)

2012 EQUITY COMPENSATION PLAN (as amended)

(Full title of the plan)

Mr. Mark Lucky

Chief Financial Officer

IceWEB, Inc.

22900 Shaw Road, Suite 111

Sterling, VA 20166

(Name and address of agent for service)

(571) 287-2388

(Telephone number, including area code, of agent for service)

Copy to:

James Schneider, Esq.

Pearlman Schneider LLP

2200 Corporate Blvd. N.W., Suite 210

Boca Raton, FL 33431

(561) 362-9595

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to beregistered	Amount to beregistered	Proposedmaximum offeringprice per share (1)	Proposedmaximumaggregate offeringprice (1)	Amount ofregistrationfee
Common stock, par value $0.001 per share (2)	25,000,000	$0.0265	$662,500	$91

(1)         Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the average of the high and low sale price of the registrant’s common stock as reported on the OTC Bulletin Board on September 26, 2013.

(2)         Pursuant to Rule 416, there are also being registered such additional and indeterminable number of shares of common stock as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

 EXPLANATORY NOTE

This registration statement on Form S-8 is being filed to register an additional 25,000,000 shares of common stock of the registrant for offer and sale under the our 2012 Equity Compensation Plan, or 2012 Plan, pursuant to an amendment of the 2012 Plan authorized by our board of directors on September 25, 2013.

The earlier registration statements on Form S-8 filed by us with the Securities and Exchange Commission on September 14, 2012 (File No. 333-183917) and on Form S-8 filed by us with the Securities and Exchange Commission on January 18, 2013 (File No. 333-186140) relating to the 2012 Plan are hereby incorporated by reference in this registration statement. This incorporation by reference is made under General Instruction E to Form S-8 in respect of the registration of additional securities of the same class as other securities for which there has been filed a registration statement on Form S-8 relating to the same employee benefit plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.

Exhibits

Exhibit No.	Description

5.1	Opinion of Pearlman Schneider LLP *
10.1	2012 Equity Compensation Plan (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on August 28, 2012).
10.2	Amendment No. 1 dated January 17, 2013 to the 2012 Equity Compensation Plan (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on January 18, 2013).
10.3	Amendment No. 2 dated September 25, 2013 to 2012 Equity Compensation Plan (incorporated by reference to the Current Report on Form 8-K as filed with the SEC on September 26, 2013)
23.1	Consent of Sherb & Co. LLP *
23.2	Consent of D’Arelli Pruzansky, PA *

23.3	Consent of Pearlman Schneider LLP (contained in such firm’s opinion filed as Exhibit 5.1) *

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized in Sterling, Virginia on September 26, 2013.

ICEWEB, INC.

/s/ Robert M. Howe III
By:	Robert M. Howe III, CEO,
Principal executive officer

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/s/ Mark B. Lucky
By:	Mark B. Lucky, Chief Financial Officer,
principal accounting and financial officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert M. Howe III his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Howe III	CEO and director, principal executive officer	September 26, 2013
Robert M. Howe III

/s/ Mark B. Lucky	Chief Financial Officer, principal financial and accounting officer	September 26, 2013
Mark B. Lucky

/s/ Harold F. Compton	Director	September 26, 2013
Harold F. Compton

/s/ Raymond J. Pirtle, Jr.	Director	September 26, 2013
Raymond J. Pirtle, Jr.

/s/ Nicholas Carosi III	Director	September 26, 2013
Nicholas Carosi III

/s/ Jack Bush	Director	September 26, 2013
Jack Bush

/s/ Harry E. Soyster	Director	September 26, 2013
Harry E. Soyster

/s/ Dr. Mark Stavish	Director	September 26, 2013
Dr. Mark Stavish

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